Exhibit 99.1

PEABODY ENERGY News Release
CONTACT: Vic Svec (314) 342-7768

FOR IMMEDIATE RELEASE
November 19, 2012

PEABODY ENERGY PREPAYS $75 MILLION OF DEBT
AND ENHANCES FINANCIAL FLEXIBILITY
ST. LOUIS, Nov. 19 - Peabody Energy (NYSE: BTU) today announced that the company has voluntarily prepaid $75 million of term-loan borrowings, bringing year to date debt repayments to more than $380 million.
The company also has amended its 2010 credit facility and 2011 term loan facility to increase financial flexibility by temporarily expanding its maximum leverage ratio covenant through 2014. The covenant ratio has been expanded to accommodate the effects of any near-term market challenges based on macro-economic conditions.
Peabody Energy is the world's largest private-sector coal company and a global leader in sustainable mining and clean coal solutions. The company serves metallurgical and thermal coal customers in more than 25 countries on six continents. For further information, go to PeabodyEnergy.com and CoalCanDoThat.com.

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